EXHIBIT 23
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                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated November 4, 1997, except for the Discontinued Operations note which is as of December 3, 1997, which appears on page 27 of the 1997 Annual Report to Shareholders of Ralston Purina Company, which is incorporated by reference in Ralston Purina Company's Annual Report on Form 10-K for the year ended September 30, 1997. We also consent to the reference to us under the heading "Interests of Named Experts and Counsel" in such Registration Statement.






PRICEWATERHOUSECOOPERS  LLP

/s/ PricewaterhouseCoopers LLP

St.  Louis,  Missouri
August  7,  1998